Exhibit 99.1

Contact:	Stephen Farber
Executive Vice President, Chief Financial Officer
(502) 596-2525

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER 2014 RESULTS

Core Diluted EPS from Continuing Operations of $0.26(1) in the Fourth Quarter and $1.06(1) for the Year

GAAP Loss Per Share from Continuing Operations of $0.15 for the Fourth Quarter and $0.24 for the Year

Concludes Solid Year with 6% Growth in Consolidated Revenues and 9% Growth in Core Operating Income for the Fourth Quarter and 5% Growth in both Consolidated Revenues and Core Operating Income for the Year

Successfully Completed Acquisitions of Gentiva Health Services and Centerre Healthcare in First Quarter 2015

Gentiva Reports Revenues of $509 million and Adjusted EBITDA of $52 million(1) for the Fourth Quarter and

Revenues of $2 billion and Adjusted EBITDA of $194 million(1) for the Year

Announces Preliminary 2015 Core EPS Estimates of $1.20 to $1.40 Per Diluted Share

LOUISVILLE, Ky. (February 26, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2014.

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Highlights:

•	Consolidated revenues increased 6% and core operating income increased 9% from the same period last year primarily resulting from improved volumes and solid cost controls across the organization and growth from acquisitions

•	Hospital division reported strong results with 3% same-store admissions growth and flat core operating costs per patient day

•	RehabCare division continues to deliver strong results including core operating income growth of 7% and core operating margin improvement to 10.9% from 10.5% compared to the fourth quarter last year

•	Care Management division (Kindred at Home) delivered 31% revenue growth compared to the same period last year and core operating margins increased to 9.1% from 3.3% in the fourth quarter of 2013

•	Nursing Center division core operating income increased 15% primarily due to growth in revenues and its core operating margins improved to 14.3% due to improved rates and ongoing repositioning initiatives

•	Core operating cash flows were $93 million compared to $24 million a year ago; core free cash flows were $67 million compared to a core free cash flow deficit of $15 million in the fourth quarter of 2013

•	On February 2, 2015, Kindred completed its acquisition of Gentiva Health Services, Inc. (“Gentiva”) and on January 1, 2015 Kindred completed its acquisition of Centerre Healthcare Corporation (“Centerre”)

•	Board of Directors declared regular quarterly cash dividend of $0.12 per share on its common stock payable on April 1, 2015

(1)	See reconciliation of core and adjusted results to generally accepted accounting principles (“GAAP”) results for Kindred beginning on page 16 and for Gentiva on page 21.

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300      www.kindredhealthcare.com

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

Kindred Fourth Quarter Results

Consolidated revenues for the fourth quarter ended December 31, 2014 increased 6% to $1.26 billion compared to $1.19 billion during the same period of 2013, primarily due to improved hospital volumes, strong performance in the Care Management division’s operations and growth from acquisitions. Kindred reported a loss from continuing operations for the fourth quarter of 2014 of $9.9 million or $0.15 per diluted share compared to a loss of $52.8 million or $1.01 per diluted share in the fourth quarter of 2013. Fourth quarter 2014 operating results included pretax charges of $40.1 million ($26.8 million net of income taxes) or $0.41 per diluted share related to pre-closing financing for the Gentiva acquisition, transaction, consulting, and severance and retirement costs. The fourth quarter of 2013 included an asset impairment charge, changes in estimate related to pending litigation, severance and retirement costs, costs associated with the closing of a transitional care hospital, transaction costs and an increase in the estimated income tax benefit associated with pending litigation, which the pretax charges totaled $87.7 million ($62.5 million net of income taxes) or $1.19 per diluted share.

During the fourth quarter of 2014, the Company announced that it entered into an agreement with Ventas, Inc. (“Ventas”) (NYSE:VTR) to transfer the operations under the leases for nine non-strategic nursing centers. Kindred has reclassified the operations of these nine nursing centers to discontinued operations for all periods presented.

Kindred Fiscal Year Results

Consolidated revenues for the year ended December 31, 2014 increased 5% to $5.03 billion compared to $4.78 billion in the previous year. The Company reported a loss from continuing operations of $14.0 million or $0.24 per share in 2014 compared to a loss of $44.5 million or $0.85 per share in 2013. In addition to the charges discussed in the fourth quarter results above, operating results for the year ended December 31, 2014 included pretax charges related to restructuring, litigation, debt refinancing and a customer bankruptcy that in aggregate reduced operating results by $119.4 million ($77.2 million net of income taxes) or $1.32 per diluted share. Operating results for the year ended December 31, 2013 included pretax charges of $142.6 million ($98.9 million net of income taxes) or $1.89 per diluted share.

Gentiva Fourth Quarter and Fiscal Year Results

Gentiva consolidated revenues for the fourth quarter of 2014 increased 5% to $509 million compared to $486 million during the same period in 2013. Earnings before interest, income taxes, depreciation, amortization and certain charges (“Adjusted EBITDA”) for the fourth quarter of 2014 increased to $52 million from $22 million a year ago. Gentiva consolidated revenues for the year ended December 31, 2014 increased 15% to $1.99 billion compared to $1.73 billion during the same period in 2013. Adjusted EBITDA for the year ended December 31, 2014 increased to $194 million from $135 million a year ago. The annual audit of Gentiva’s 2014 results is currently in progress. See page 21 for a reconciliation of Adjusted EBITDA results for Gentiva to GAAP results.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, commented, “After spending the past several years repositioning the Company through a difficult reimbursement environment, I am incredibly pleased with the strides we made in 2014 to strengthen our business and solidify Kindred’s position as a national leader in post-acute care. Looking forward, Kindred is well positioned to help shape the future of American healthcare and actively participate in the important shift to value-based payment systems and coordinated care. We began 2015 with the successful completion of the Gentiva and Centerre acquisitions, and advanced our Mission of making recovery and a return to home possible for more than a million patients per year. These acquisitions significantly improved the growth, margin and cash flow profile of the Company, and significantly expanded our capitalization and the liquidity of our stock.”

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Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

Mr. Diaz continued, “We are also very pleased with Gentiva’s strong results in the fourth quarter and for the full year of 2014, which reaffirms our confidence in the combination. We are entering the year with significant momentum and believe that Kindred is poised for continued long-term success as the nation’s largest operator of long-term acute care hospitals, inpatient rehabilitation facilities, contract rehabilitation, home health and hospice services and one of the leading sub-acute and skilled nursing providers. Today, we are pleased to announce our preliminary financial estimates for 2015 for the combined Company, which underscores our commitment to continued growth and enhanced profitability.”

Benjamin A. Breier, President of the Company, said, “Our patient-centered approach to care and the successful steps we have taken to expand each of our divisions are driving significant growth and value creation for our Company. Kindred’s momentum is further supported by our unique ability to place patients appropriately, transfer patients effectively, and deliver on our promise of quality and value. We are executing on our strategy as we grow the core business, further develop our Integrated Care Markets and care management capabilities, and strengthen our balance sheet.”

Stephen D. Farber, Executive Vice President, Chief Financial Officer, commented, “We are very excited that Kindred, Gentiva and Centerre each completed 2014 with momentum, and that our integration of these acquisitions is ahead of schedule. We remain highly confident that we will meet our synergy goal to realize $35 million of contribution to 2015 performance, and that our improved cash flow and growth profile will support a strong balance sheet and allow us to simultaneously deleverage while continuing to invest in our business and provide meaningful dividends to shareholders.”

2015 Preliminary Financial Estimates

Kindred today announced preliminary financial estimates for 2015 that includes Gentiva for eleven months and Centerre for the full year. These estimates are prior to completion of transaction accounting for the acquisitions of Gentiva and Centerre and are subject to adjustment when, as previously announced, the Company provides 2015 guidance in conjunction with first quarter 2015 results.

Kindred preliminarily estimates 2015 annual revenues of approximately $7.2 billion to $7.3 billion, core operating income (or earnings before interest, income taxes, depreciation, amortization and rent, “EBITDAR”) of approximately $1.00 billion to $1.05 billion (including $35 million of contribution from Gentiva synergies assumed to be realized in the year), and core earnings of $1.20 to $1.40 per diluted share. The earnings per share estimate is based upon an estimated weighted average annual diluted share count for 2015 of roughly 86 million to 87 million shares. Please note that, given the mid-quarter timing of the Gentiva transaction, the estimated weighted average share count for the first quarter of 2015 approximates 84 million diluted shares.

Beginning with 2015, in addition to GAAP earnings per diluted share and core earnings per diluted share, Kindred will report adjusted core earnings per diluted share, which is calculated by excluding non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs, net of income tax benefit, from core income from continuing operations. We believe this additional performance measure may be useful for investors and analysts, especially for comparability purposes as more public companies adopt similar measures. For 2014, these non-cash expenses, on a core basis, totaled $44.4 million ($26.9 million net of income taxes) or $0.45 per diluted share, resulting in $1.51 of adjusted core earnings per diluted share. The 2015 preliminary financial estimates provided above include an estimated $73 million of such non-cash expenses ($44 million net of income taxes), or roughly $0.50 per diluted share, and on such basis Kindred preliminarily estimates $1.70 to $1.90 of adjusted core earnings per diluted share for 2015.

These preliminary financial estimates exclude transaction costs, pre-closing financing and integration costs associated with the acquisitions of Gentiva and Centerre, the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, litigation costs, other transaction costs, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock or any repurchases of common stock.

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Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

Quarterly Cash Dividend

The Company announced that its Board of Directors has approved the payment of the regular quarterly cash dividend of $0.12 per share of common stock to be paid on April 1, 2015 to shareholders of record as of the close of business on March 11, 2015.

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2014 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on February 27 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on February 27 by dialing (719) 457-0820, access code: 5860683. The replay will be available through March 10.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s acquisitions of Gentiva and Centerre (including the benefits, results and effects of such acquisitions), all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to the Company’s acquisitions of Gentiva and Centerre include, but are not limited to, uncertainties as to whether the acquisitions will have the accretive effect on the Company’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisitions, costs and difficulties related to the integration of Gentiva’s and Centerre’s businesses and operations with the Company’s businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisitions, adverse effects on the Company’s stock price resulting from the acquisitions, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisitions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and year ended December 31, 2014 and 2013 before certain charges or on a core and adjusted core basis. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a useful performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures. The Company’s earnings release also includes financial measures referred to as operating income, or EBITDAR, and earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Company’s management uses EBITDAR or EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses EBITDAR or EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating results presented on a core and adjusted core basis and EBITDAR or EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of the non-GAAP measurements to the GAAP measurements are included in this press release.

The results for Gentiva for the three months and year ended December 31, 2014 and 2013 enclosed in this release include the non-GAAP measurement Adjusted EBITDA. Adjusted EBITDA is defined as income before interest expense and other (net of interest income), income taxes, depreciation and amortization and excluding charges relating to (i) cost savings initiatives and acquisition and integration activities, (ii) impact of closed and consolidated locations, (iii) goodwill, intangibles and other long-lived asset impairments and (iv) impact of merger related expenses. Gentiva used Adjusted EBITDA to evaluate overall performance and compare current operating results with other companies in the healthcare industry. Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net income, operating income or cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measurement of financial performance under GAAP and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.

Also in this press release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items. The Company recognizes that operating cash flows and free cash flows excluding certain items are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses operating cash flows and free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating cash flows and free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of net cash flows provided by operating activities to operating cash flows and free cash flows excluding certain items are included in this press release.

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Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

About Kindred Healthcare

Kindred Healthcare, Inc., a top-85 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion2. At December 31, 2014, on a pro forma basis to include Gentiva and Centerre, Kindred through its subsidiaries had approximately 103,000 employees providing healthcare services in 2,872 locations in 47 states, including 97 transitional care hospitals, 16 inpatient rehabilitation hospitals, 90 nursing centers, 22 sub-acute units, 634 Kindred at Home hospice, home health and non-medical home care locations, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,913 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

[2]	Revenues were computed by combining the twelve months ended December 31, 2014 data for Kindred, Gentiva and Centerre.

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Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Revenues	$1,264,674	$1,194,890	$5,027,599	$4,775,235

Salaries, wages and benefits	616,277	594,340	2,442,879	2,364,138
Supplies	73,774	70,041	289,043	286,266
Rent	79,167	78,398	313,039	302,192
Other operating expenses	168,206	160,630	679,992	633,906
General and administrative expenses	259,702	225,210	977,823	906,620
Other income	(278)	(487)	(872)	(861)
Impairment charges	—	76,127	—	77,193
Depreciation and amortization	38,558	37,318	155,570	152,945
Interest expense	39,919	25,151	168,763	108,008
Investment income	(1,021)	(1,253)	(3,996)	(4,046)

	1,274,304	1,265,475	5,022,241	4,826,361

Income (loss) from continuing operations before income taxes	(9,630)	(70,585)	5,358	(51,126)
Provision (benefit) for income taxes	(4,827)	(20,251)	462	(10,493)

Income (loss) from continuing operations	(4,803)	(50,334)	4,896	(40,633)
Discontinued operations, net of income taxes:
Loss from operations	(28,743)	(7,563)	(53,630)	(40,315)
Loss on divestiture of operations	(9,061)	(5,994)	(12,698)	(83,887)

Loss from discontinued operations	(37,804)	(13,557)	(66,328)	(124,202)

Net loss	(42,607)	(63,891)	(61,432)	(164,835)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(5,143)	(2,466)	(18,872)	(3,890)
Discontinued operations	66	61	467	233

	(5,077)	(2,405)	(18,405)	(3,657)

Loss attributable to Kindred	$(47,684)	$(66,296)	$(79,837)	$(168,492)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(9,946)	$(52,800)	$(13,976)	$(44,523)
Loss from discontinued operations	(37,738)	(13,496)	(65,861)	(123,969)

Net loss	$(47,684)	$(66,296)	$(79,837)	$(168,492)

Loss per common share:
Basic:
Loss from continuing operations	$(0.15)	$(1.01)	$(0.24)	$(0.85)
Discontinued operations:
Loss from operations	(0.44)	(0.15)	(0.91)	(0.77)
Loss on divestiture of operations	(0.14)	(0.11)	(0.21)	(1.61)

Loss from discontinued operations	(0.58)	(0.26)	(1.12)	(2.38)

Net loss	$(0.73)	$(1.27)	$(1.36)	$(3.23)

Diluted:
Loss from continuing operations	$(0.15)	$(1.01)	$(0.24)	$(0.85)
Discontinued operations:
Loss from operations	(0.44)	(0.15)	(0.91)	(0.77)
Loss on divestiture of operations	(0.14)	(0.11)	(0.21)	(1.61)

Loss from discontinued operations	(0.58)	(0.26)	(1.12)	(2.38)

Net loss	$(0.73)	$(1.27)	$(1.36)	$(3.23)

Shares used in computing loss per common share:
Basic	65,135	52,344	58,634	52,249
Diluted	65,135	52,344	58,634	52,249

Cash dividends declared and paid per common share	$0.12	$0.12	$0.48	$0.24

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$164,188	$35,972
Cash - restricted	2,293	3,713
Insurance subsidiary investments	99,951	96,295
Accounts receivable less allowance for loss	944,219	916,529
Inventories	25,702	25,780
Deferred tax assets	82,391	37,920
Income taxes	8,575	36,846
Interest deposit on senior unsecured notes due 2020 and 2023 held in escrow	23,438	—
Other	39,305	43,673

	1,390,062	1,196,728

Property and equipment	1,978,153	1,906,366
Accumulated depreciation	(1,076,049)	(979,791)

	902,104	926,575

Goodwill	997,597	992,102
Intangible assets less accumulated amortization	400,700	423,303
Assets held for sale	3,475	20,978
Insurance subsidiary investments	166,045	149,094
Deferred tax assets	11,174	17,043
Proceeds from senior unsecured notes due 2020 and 2023 held in escrow	1,350,000	—
Acquisition deposit	195,000	—
Other	236,807	220,046

Total assets	$5,652,964	$3,945,869

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$175,725	$181,772
Salaries, wages and other compensation	358,857	361,192
Due to third party payors	43,957	33,747
Professional liability risks	64,137	60,993
Other accrued liabilities	189,980	146,495
Long-term debt due within one year	24,607	8,222

	857,263	792,421

Long-term debt - senior unsecured notes due 2020 and 2023	1,350,000	—
Long-term debt - other	1,502,531	1,579,391
Professional liability risks	243,614	246,230
Deferred credits and other liabilities	213,584	206,611

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 69,977 shares - December 31, 2014 and 54,165 shares - December 31, 2013	17,494	13,541
Capital in excess of par value	1,586,692	1,146,193
Accumulated other comprehensive loss	(2,551)	(252)
Accumulated deficit	(159,768)	(76,825)

	1,441,867	1,082,657
Noncontrolling interests	44,105	38,559

Total equity	1,485,972	1,121,216

Total liabilities and equity	$5,652,964	$3,945,869

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(42,607)	$(63,891)	$(61,432)	$(164,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,145	39,644	160,950	182,389
Amortization of stock-based compensation costs	6,986	3,542	16,643	11,183
Amortization of deferred financing costs	2,077	2,376	23,288	11,905
Payment of capitalized lender fees related to debt issuance	(3,527)	—	(22,652)	(6,189)
Provision for doubtful accounts	6,215	10,151	41,803	44,640
Deferred income taxes	(24,341)	(13,665)	(35,615)	(36,650)
Impairment charges	—	77,748	673	87,825
Loss on divestiture of discontinued operations	9,061	5,994	12,698	83,887
Other	47	(1,151)	2,336	4,301
Change in operating assets and liabilities:
Accounts receivable	28,125	25,526	(74,378)	52,271
Inventories and other assets	(13,074)	4,195	(25,960)	4,262
Accounts payable	13,070	9,884	(9,399)	(22,095)
Income taxes	12,959	(11,763)	31,728	(17,032)
Due to third party payors	(3,363)	(18,387)	11,177	(1,671)
Other accrued liabilities	50,376	(60,008)	33,611	(34,779)

Net cash provided by operating activities	81,149	10,195	105,471	199,412

Cash flows from investing activities:
Routine capital expenditures	(23,656)	(37,956)	(91,081)	(100,908)
Development capital expenditures	(2,564)	(1,115)	(5,257)	(11,824)
Acquisitions, net of cash acquired	—	(185,213)	(24,136)	(224,319)
Acquisition deposit	(195,000)	14,675	(195,000)	—
Sale of assets	952	1,906	23,861	250,606
Proceeds from senior unsecured notes offering held in escrow	(1,350,000)	—	(1,350,000)	—
Interest in escrow for senior unsecured notes due 2020 and 2023	(23,438)	—	(23,438)	—
Purchase of insurance subsidiary investments	(7,930)	(15,767)	(105,324)	(46,127)
Sale of insurance subsidiary investments	16,749	14,527	51,716	49,954
Net change in insurance subsidiary cash and cash equivalents	(20,689)	217	33,683	(44,077)
Change in other investments	379	(96)	1,406	122
Other	1,216	518	679	376

Net cash used in investing activities	(1,603,981)	(208,304)	(1,682,891)	(126,197)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	83,000	575,500	1,551,515	1,675,800
Repayment of borrowings under revolving credit	(83,000)	(376,800)	(1,807,615)	(1,740,400)
Proceeds from issuance of senior unsecured notes due 2022	—	—	500,000	—
Proceeds from issuance of senior unsecured notes due 2020 and 2023	1,350,000	—	1,350,000	—
Proceeds from issuance of term loan, net of discount	—	—	997,500	—
Proceeds from issuance of debt component of tangible equity units	34,773	—	34,773	—
Repayment of senior unsecured notes	—	—	(550,000)	—
Repayment of term loan	(2,500)	(1,968)	(788,563)	(5,937)
Repayment of other long-term debt	(58)	(90)	(273)	(939)
Payment of deferred financing costs	(279)	(326)	(3,431)	(1,666)
Equity offering, net of offering costs	101,615	—	321,968	—
Issuance of equity component of tangible equity units, net of issuance costs	133,336	—	133,336	—
Issuance of common stock in connection with employee benefit plans	26	32	6,243	461
Dividends paid	(7,754)	(6,502)	(28,594)	(13,001)
Distributions to noncontrolling interests	(4,088)	(423)	(13,692)	(2,051)
Other	165	79	2,469	483

Net cash provided by (used in) financing activities	1,605,236	189,502	1,705,636	(87,250)

Change in cash and cash equivalents	82,404	(8,607)	128,216	(14,035)
Cash and cash equivalents at beginning of period	81,784	44,579	35,972	50,007

Cash and cash equivalents at end of period	$164,188	$35,972	$164,188	$35,972

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2013 Quarters					2014 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year

Revenues	$1,243,740	$1,175,915	$1,160,690	$1,194,890	$4,775,235	$1,272,610	$1,261,397	$1,228,918	$1,264,674	$5,027,599

Salaries, wages and benefits	618,091	575,368	576,339	594,340	2,364,138	618,694	606,095	601,813	616,277	2,442,879
Supplies	74,277	71,441	70,507	70,041	286,266	72,965	71,585	70,719	73,774	289,043
Rent	74,259	75,040	74,495	78,398	302,192	78,530	77,699	77,643	79,167	313,039
Other operating expenses	157,309	158,416	157,551	160,630	633,906	169,530	172,674	169,582	168,206	679,992
General and administrative expenses	232,928	206,306	242,176	225,210	906,620	231,272	249,346	237,503	259,702	977,823
Other (income) expense	(355)	(120)	101	(487)	(861)	(212)	(122)	(260)	(278)	(872)
Impairment charges	187	438	441	76,127	77,193	—	—	—	—	—
Depreciation and amortization	41,089	38,241	36,297	37,318	152,945	39,092	39,172	38,748	38,558	155,570
Interest expense	28,159	29,074	25,624	25,151	108,008	25,799	80,530	22,515	39,919	168,763
Investment income	(85)	(1,473)	(1,235)	(1,253)	(4,046)	(182)	(2,449)	(344)	(1,021)	(3,996)

	1,225,859	1,152,731	1,182,296	1,265,475	4,826,361	1,235,488	1,294,530	1,217,919	1,274,304	5,022,241

Income (loss) from continuing operations before income taxes	17,881	23,184	(21,606)	(70,585)	(51,126)	37,122	(33,133)	10,999	(9,630)	5,358
Provision (benefit) for income taxes	6,702	9,305	(6,249)	(20,251)	(10,493)	14,195	(12,683)	3,777	(4,827)	462

Income (loss) from continuing operations	11,179	13,879	(15,357)	(50,334)	(40,633)	22,927	(20,450)	7,222	(4,803)	4,896
Discontinued operations, net of income taxes:
Loss from operations	(5,681)	(1,200)	(25,871)	(7,563)	(40,315)	(7,442)	(8,768)	(8,677)	(28,743)	(53,630)
Gain (loss) on divestiture of operations	(2,025)	(10,852)	(65,016)	(5,994)	(83,887)	(3,006)	(2,018)	1,387	(9,061)	(12,698)

Loss from discontinued operations	(7,706)	(12,052)	(90,887)	(13,557)	(124,202)	(10,448)	(10,786)	(7,290)	(37,804)	(66,328)

Net income (loss)	3,473	1,827	(106,244)	(63,891)	(164,835)	12,479	(31,236)	(68)	(42,607)	(61,432)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(467)	(116)	(841)	(2,466)	(3,890)	(4,529)	(4,828)	(4,372)	(5,143)	(18,872)
Discontinued operations	51	34	87	61	233	70	253	78	66	467

	(416)	(82)	(754)	(2,405)	(3,657)	(4,459)	(4,575)	(4,294)	(5,077)	(18,405)

Income (loss) attributable to Kindred	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)	$8,020	$(35,811)	$(4,362)	$(47,684)	$(79,837)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$10,712	$13,763	$(16,198)	$(52,800)	$(44,523)	$18,398	$(25,278)	$2,850	$(9,946)	$(13,976)
Loss from discontinued operations	(7,655)	(12,018)	(90,800)	(13,496)	(123,969)	(10,378)	(10,533)	(7,212)	(37,738)	(65,861)

Net income (loss)	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)	$8,020	$(35,811)	$(4,362)	$(47,684)	$(79,837)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.01)	$(0.85)	$0.34	$(0.47)	$0.04	$(0.15)	$(0.24)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.15)	(0.77)	(0.13)	(0.16)	(0.13)	(0.44)	(0.91)
Gain (loss) on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)	(0.06)	(0.04)	0.02	(0.14)	(0.21)

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.26)	(2.38)	(0.19)	(0.20)	(0.11)	(0.58)	(1.12)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)	$0.15	$(0.67)	$(0.07)	$(0.73)	$(1.36)

Diluted:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.01)	$(0.85)	$0.34	$(0.47)	$0.04	$(0.15)	$(0.24)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.15)	(0.77)	(0.13)	(0.16)	(0.13)	(0.44)	(0.91)
Gain (loss) on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)	(0.06)	(0.04)	0.02	(0.14)	(0.21)

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.26)	(2.38)	(0.19)	(0.20)	(0.11)	(0.58)	(1.12)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)	$0.15	$(0.67)	$(0.07)	$(0.73)	$(1.36)

Shares used in computing earnings (loss) per common share:
Basic	52,062	52,265	52,323	52,344	52,249	52,641	53,714	62,863	65,135	58,634
Diluted	52,083	52,284	52,323	52,344	52,249	52,711	53,714	62,902	65,135	58,634

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2013 Quarters									2014 Quarters
	First		Second		Third		Fourth		Year	First	Second		Third		Fourth		Year
Revenues:
Hospital division	$657,814		$606,604		$594,154		$606,988		$2,465,560	$646,458	$632,156		$609,452		$637,008		$2,525,074

Nursing center division	253,209		248,444		249,702		254,028		1,005,383	262,590	264,437		263,897		271,625		1,062,549

Rehabilitation division:
Skilled nursing rehabilitation services	258,460		249,372		245,046		243,029		995,907	253,943	253,694		246,732		252,667		1,007,036
Hospital rehabilitation services	74,523		69,777		68,296		74,017		286,613	73,964	75,324		74,808		75,099		299,195

	332,983		319,149		313,342		317,046		1,282,520	327,907	329,018		321,540		327,766		1,306,231

Care management division	51,621		53,039		53,801		66,466		224,927	87,704	87,986		86,186		87,126		349,002

	1,295,627		1,227,236		1,210,999		1,244,528		4,978,390	1,324,659	1,313,597		1,281,075		1,323,525		5,242,856

Eliminations:
Skilled nursing rehabilitation services	(27,065)		(27,097)		(26,628)		(26,640)		(107,430)	(28,154)	(28,485)		(29,209)		(34,960)		(120,808)
Hospital rehabilitation services	(23,609)		(23,223)		(22,520)		(22,123)		(91,475)	(23,233)	(22,855)		(22,172)		(22,972)		(91,232)
Nursing centers	(1,213)		(1,001)		(1,161)		(875)		(4,250)	(662)	(860)		(776)		(919)		(3,217)

	(51,887)		(51,321)		(50,309)		(49,638)		(203,155)	(52,049)	(52,200)		(52,157)		(58,851)		(215,257)

	$1,243,740		$1,175,915		$1,160,690		$1,194,890		$4,775,235	$1,272,610	$1,261,397		$1,228,918		$1,264,674		$5,027,599

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$147,493	(a)	$129,366		$112,483	(c)	$126,788	(i)	$516,130	$145,395	$132,878	(k)	$121,744	(o)	$138,823	(q)	$538,840

Nursing center division	27,168	(a)	33,944		29,978		33,766		124,856	37,572	35,409	(l)	35,437	(o)	38,310	(q)	146,728

Rehabilitation division:
Skilled nursing rehabilitation services	12,949	(a)	21,348		(7,493	) (d)	14,009	(j)	40,813	18,016	19,687	(l)	17,242	(o)	16,029		70,974
Hospital rehabilitation services	18,132	(a)	19,573		18,215	(e)	18,005	(j)	73,925	19,820	20,084	(l)	18,273	(p)	19,534		77,711

	31,081		40,921		10,722		32,014		114,738	37,836	39,771		35,515		35,563		148,685

Care management division	2,786	(a)	3,961		1,085	(f)	2,131	(j)	9,963	4,697	7,065	(l)	6,789	(o)	6,988	(q,r)	25,539

Corporate:
Overhead	(45,585	) (a)	(43,196)		(39,157	) (g)	(48,557	) (j)	(176,495)	(44,050)	(48,365	) (l)	(45,173	) (o)	(63,642	) (q,s)	(201,230)
Insurance subsidiary	(509)		(384)		(482)		(539)		(1,914)	(406)	(443)		(637)		(359)		(1,845)

	(46,094)		(43,580)		(39,639)		(49,096)		(178,409)	(44,456)	(48,808)		(45,810)		(64,001)		(203,075)

Impairment charges	(187)		(438)		(441)		(76,127)		(77,193)	—	—		—		—		—
Transaction costs	(944)		(108)		(613)		(447)		(2,112)	(683)	(4,496)		(4,114)		(8,690)		(17,983)

Operating income (EBITDAR)	161,303		164,066		113,575		69,029		507,973	180,361	161,819		149,561		146,993		638,734
Rent	(74,259)		(75,040)		(74,495)		(78,398)		(302,192)	(78,530)	(77,699	) (m)	(77,643)		(79,167)		(313,039)

EBITDA	87,044		89,026		39,080		(9,369)		205,781	101,831	84,120		71,918		67,826		325,695
Depreciation and amortization	(41,089)		(38,241)		(36,297)		(37,318)		(152,945)	(39,092)	(39,172)		(38,748)		(38,558)		(155,570)
Interest, net	(28,074)		(27,601	) (b)	(24,389	) (h)	(23,898)		(103,962)	(25,617)	(78,081	) (n)	(22,171)		(38,898	) (t)	(164,767)

Income (loss) from continuing operations before income taxes	17,881		23,184		(21,606)		(70,585)		(51,126)	37,122	(33,133)		10,999		(9,630)		5,358
Provision (benefit) for income taxes	6,702		9,305		(6,249)		(20,251)		(10,493)	14,195	(12,683)		3,777		(4,827)		462

	$11,179		$13,879		$(15,357)		$(50,334)		$(40,633)	$22,927	$(20,450)		$7,222		$(4,803)		$4,896

(a)	Includes one-time bonus costs of $19.6 million (hospital division - $7.8 million, nursing center division - $4.4 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), care management division - $0.8 million and corporate - $0.3 million).
(b)	Includes $1.4 million of charges associated with the modification of certain of the Company’s senior debt.
(c)	Includes costs of $5.5 million in connection with the closing of a transitional care (“TC”) hospital and a litigation charge of $0.7 million.
(d)	Includes $23.1 million of litigation charges.
(e)	Includes $0.3 million of severance and retirement costs.
(f)	Includes $0.6 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.
(g)	Includes $1.0 million of severance and retirement costs and $0.5 million of fees associated with the modification of certain of the Company’s senior debt.
(h)	Includes $0.1 million of charges associated with the modification of certain of the Company’s senior debt.
(i)	Includes costs of $0.5 million in connection with the closing of a TC hospital and a litigation charge of $7.0 million.
(j)	Includes severance and retirement costs of $3.7 million (rehabilitation division - $1.2 million (skilled nursing rehabilitation services - $0.1 million and hospital rehabilitation services - $1.1 million), care management division - $0.1 million and corporate - $2.4 million).
(k)	Includes litigation costs of $4.6 million.
(l)	Includes severance and other costs related to restructuring activities of $4.9 million (nursing center division - $3.2 million, rehabilitation division - $0.3 million (skilled nursing rehabilitation services - $0.2 million and hospital rehabilitation services - $0.1 million), care management division - $0.8 million and corporate - $0.6 million).
(m)	Includes lease cancellation charges of $0.3 million incurred in connection with restructuring activities.
(n)	Includes $56.6 million of charges associated with debt refinancing.
(o)	Includes severance costs of $1.8 million and other operating (income) expenses of ($0.1) million related to restructuring activities (hospital division - $0.6 million, nursing center division - $0.5 million, skilled nursing rehabilitation services - ($0.2) million, care management division - $0.4 million and corporate - $0.4 million).
(p)	Includes $1.9 million allowance for doubtful account related to a customer bankruptcy.
(q)	Includes severance and retirement costs of $11.7 million (hospital division - $0.3 million, nursing center division - $0.5 million, care management division - $0.7 million and corporate - $10.2 million).
(r)	Includes $0.2 million of costs associated with closing a home health location.
(s)	Includes $2.5 million of consulting fees related to new long-term acute care (“LTAC”) criteria rule.
(t)	Includes $17.0 million of Gentiva pre-closing financing charges.

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2013 Quarters					2014 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	97	97	97	97		97	97	97	97
Inpatient rehabilitation	5	5	5	5		5	5	5	5

	102	102	102	102		102	102	102	102

Number of licensed beds:
Transitional care	7,059	7,059	7,073	7,105		7,145	7,145	7,145	7,147
Inpatient rehabilitation	215	215	215	215		215	215	215	215

	7,274	7,274	7,288	7,320		7,360	7,360	7,360	7,362

Revenue mix %:
Medicare	62.5	60.7	59.1	59.3	60.5	60.2	58.9	57.6	57.5	58.6
Medicaid	5.4	5.9	6.9	6.2	6.1	6.5	6.6	6.7	5.9	6.4
Medicare Advantage	10.2	11.1	11.1	11.7	11.0	11.2	11.0	10.4	10.4	10.8
Medicaid Managed	1.9	1.9	2.0	1.9	1.9	2.3	2.9	3.7	4.4	3.3
Commercial insurance and other	20.0	20.4	20.9	20.9	20.5	19.8	20.6	21.6	21.8	20.9

Admissions:
Medicare	10,274	9,432	9,010	9,255	37,971	9,858	9,410	9,221	9,268	37,757
Medicaid	685	744	788	712	2,929	835	914	831	762	3,342
Medicare Advantage	1,519	1,474	1,422	1,450	5,865	1,515	1,449	1,305	1,430	5,699
Medicaid Managed	209	208	225	252	894	317	381	511	573	1,782
Commercial insurance and other	1,951	1,869	1,874	1,818	7,512	2,107	2,055	1,873	1,893	7,928

	14,638	13,727	13,319	13,487	55,171	14,632	14,209	13,741	13,926	56,508

Admissions mix %:
Medicare	70.2	68.7	67.6	68.6	68.8	67.4	66.2	67.1	66.5	66.8
Medicaid	4.7	5.4	5.9	5.3	5.3	5.7	6.4	6.1	5.5	5.9
Medicare Advantage	10.4	10.8	10.7	10.7	10.7	10.3	10.2	9.5	10.3	10.1
Medicaid Managed	1.4	1.5	1.7	1.9	1.6	2.2	2.7	3.7	4.1	3.2
Commercial insurance and other	13.3	13.6	14.1	13.5	13.6	14.4	14.5	13.6	13.6	14.0

Patient days:
Medicare	252,195	234,490	223,639	226,662	936,986	239,759	230,122	222,704	229,475	922,060
Medicaid	28,765	30,425	31,569	29,799	120,558	32,909	32,821	30,786	30,669	127,185
Medicare Advantage	43,016	43,040	41,842	43,784	171,682	44,979	44,094	40,901	42,253	172,227
Medicaid Managed	8,808	8,342	8,264	8,238	33,652	10,733	13,247	16,595	20,023	60,598
Commercial insurance and other	63,227	57,091	59,575	57,334	237,227	62,858	61,892	60,187	62,899	247,836

	396,011	373,388	364,889	365,817	1,500,105	391,238	382,176	371,173	385,319	1,529,906

Average length of stay:
Medicare	24.5	24.9	24.8	24.5	24.7	24.3	24.5	24.2	24.8	24.4
Medicaid	42.0	40.9	40.1	41.9	41.2	39.4	35.9	37.0	40.2	38.1
Medicare Advantage	28.3	29.2	29.4	30.2	29.3	29.7	30.4	31.3	29.5	30.2
Medicaid Managed	42.1	40.1	36.7	32.7	37.6	33.9	34.8	32.5	34.9	34.0
Commercial insurance and other	32.4	30.5	31.8	31.5	31.6	29.8	30.1	32.1	33.2	31.3
Weighted average	27.1	27.2	27.4	27.1	27.2	26.7	26.9	27.0	27.7	27.1

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters					2014 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data (continued):
Revenues per admission:
Medicare	$40,051	$39,004	$38,993	$38,869	$39,252	$39,482	$39,559	$38,088	$39,517	$39,170
Medicaid	51,450	48,221	51,934	52,635	51,048	50,201	45,392	49,204	49,218	48,413
Medicare Advantage	44,326	45,709	46,429	49,051	46,352	47,739	48,067	48,586	46,235	47,639
Medicaid Managed	58,770	55,496	52,771	46,112	52,930	47,781	48,953	44,406	48,647	47,342
Commercial insurance and other	67,389	66,306	66,170	69,876	67,417	60,679	63,315	70,078	73,570	66,661
Weighted average	44,939	44,190	44,609	45,006	44,689	44,181	44,490	44,353	45,742	44,685

Revenues per patient day:
Medicare	$1,632	$1,569	$1,571	$1,587	$1,591	$1,623	$1,618	$1,577	$1,596	$1,604
Medicaid	1,225	1,179	1,296	1,258	1,240	1,274	1,264	1,328	1,223	1,272
Medicare Advantage	1,565	1,565	1,578	1,624	1,583	1,608	1,580	1,550	1,565	1,576
Medicaid Managed	1,395	1,384	1,437	1,411	1,406	1,411	1,408	1,367	1,392	1,392
Commercial insurance and other	2,079	2,171	2,081	2,216	2,135	2,034	2,102	2,181	2,214	2,132
Weighted average	1,661	1,625	1,628	1,659	1,644	1,652	1,654	1,642	1,653	1,650

Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.16	1.17	1.17	1.18	1.16	1.14	1.16

Average daily census	4,400	4,103	3,966	3,976	4,110	4,347	4,200	4,034	4,188	4,192
Occupancy %	68.3	63.5	61.1	61.4	63.5	67.4	64.9	62.3	64.7	64.8

Annualized employee turnover %	22.1	21.7	21.4	21.3		20.7	20.8	21.5	21.6

Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	85	85	85	85		85	85	86	86
Managed	4	4	4	4		4	4	4	4
Assisted living facilities	6	6	6	6		6	6	6	7

	95	95	95	95		95	95	96	97

Number of licensed beds:
Nursing centers:
Owned or leased	11,018	11,018	11,018	11,018		11,018	11,006	11,090	11,050
Managed	485	485	485	485		485	485	485	485
Assisted living facilities	341	341	341	341		341	341	341	375

	11,844	11,844	11,844	11,844		11,844	11,832	11,916	11,910

Revenue mix %:
Medicare	35.5	34.5	33.7	32.5	34.1	32.6	32.2	31.4	32.0	32.0
Medicaid	35.1	35.7	38.1	39.3	37.0	39.9	39.4	39.7	39.7	39.6
Medicare Advantage	8.3	8.4	7.3	7.9	8.0	8.7	8.1	8.7	7.9	8.4
Medicaid Managed	3.5	3.6	3.7	3.6	3.6	3.2	3.7	4.7	4.7	4.1
Private and other	17.6	17.8	17.2	16.7	17.3	15.6	16.6	15.5	15.7	15.9

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters					2014 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center division data (continued):
Patient days (a):
Medicare	158,941	151,538	147,864	141,116	599,459	143,228	142,670	138,158	144,357	568,413
Medicaid	466,432	466,044	474,196	481,742	1,888,414	477,823	469,800	468,832	467,796	1,884,251
Medicare Advantage	48,919	48,512	42,531	46,155	186,117	51,407	48,248	52,411	48,366	200,432
Medicaid Managed	50,692	51,038	52,420	51,893	206,043	48,422	54,396	69,156	69,243	241,217
Private and other	150,499	150,228	150,454	146,719	597,900	140,460	143,658	136,858	142,214	563,190

	875,483	867,360	867,465	867,625	3,477,933	861,340	858,772	865,415	871,976	3,457,503

Patient day mix % (a):
Medicare	18.1	17.5	17.1	16.3	17.2	16.6	16.6	16.0	16.6	16.4
Medicaid	53.3	53.7	54.7	55.5	54.3	55.5	54.7	54.2	53.7	54.5
Medicare Advantage	5.6	5.6	4.9	5.3	5.4	6.0	5.6	6.0	5.5	5.8
Medicaid Managed	5.8	5.9	6.0	6.0	5.9	5.6	6.4	8.0	7.9	7.0
Private and other	17.2	17.3	17.3	16.9	17.2	16.3	16.7	15.8	16.3	16.3

Revenues per patient day (a):
Medicare Part A	$530	$528	$528	$543	$532	$554	$553	$553	$560	$555
Total Medicare (including Part B)	566	566	569	586	571	597	598	599	602	599
Medicaid	190	190	201	207	197	219	222	223	230	224
Medicaid (net of provider taxes) (b)	168	168	179	185	175	197	200	205	211	203
Medicare Advantage	430	433	431	437	433	445	444	440	445	443
Medicaid Managed	174	174	174	177	175	176	179	179	184	180
Private and other	296	294	286	288	291	292	306	299	300	299
Weighted average	289	286	288	293	289	305	308	305	312	307

Average daily census (a)	9,728	9,531	9,429	9,431	9,529	9,570	9,437	9,407	9,478	9,473
Admissions (a)	10,202	9,579	9,273	9,352	38,406	9,789	9,621	9,746	9,616	38,772
Occupancy % (a)	83.5	81.7	80.7	80.5	81.6	81.7	80.7	80.1	80.5	80.7
Medicare average length of stay (a)	30.3	30.9	31.7	31.5	31.1	29.6	29.8	29.9	29.0	29.6

Annualized employee turnover %	41.4	44.2	44.1	42.5		39.0	42.1	42.9	42.4

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	10	11	11	11	11	11	11	12	14	12
Non-affiliated	90	89	89	89	89	89	89	88	86	88

Sites of service (at end of period)	1,729	1,713	1,768	1,806		1,851	1,863	1,896	1,935
Revenue per site	$149,486	$145,576	$138,601	$134,568	$568,231	$137,193	$136,175	$130,133	$130,576	$534,077

Therapist productivity %	81.1	80.4	79.8	79.5	80.2	80.0	79.8	79.6	79.0	79.6

Hospital rehabilitation services:
Revenue mix %:
Company-operated	32	33	33	30	32	31	30	30	31	30
Non-affiliated	68	67	67	70	68	69	70	70	69	70

Sites of service (at end of period):
Inpatient rehabilitation units	103	103	99	104		105	104	102	100
LTAC hospitals	123	123	122	121		121	118	117	117
Sub-acute units	8	8	7	10		10	9	10	10
Outpatient units	98	104	104	144		143	143	139	138

	332	338	332	379		379	374	368	365

Revenue per site	$224,466	$206,441	$205,711	$195,296	$831,914	$195,157	$201,400	$203,284	$205,749	$805,590

Annualized employee turnover %	10.4	13.2	14.0	13.7		12.5	14.7	15.7	15.7

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Loss Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2014		2013		2014		2013
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Loss:
Amounts attributable to Kindred stockholders:
Loss from continuing operations:
As reported in Statement of Operations	$(9,946)	$(9,946)	$(52,800)	$(52,800)	$(13,976)	$(13,976)	$(44,523)	$(44,523)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(9,946)	$(9,946)	$(52,800)	$(52,800)	$(13,976)	$(13,976)	$(44,523)	$(44,523)

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(28,677)	$(28,677)	$(7,502)	$(7,502)	$(53,163)	$(53,163)	$(40,082)	$(40,082)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(28,677)	$(28,677)	$(7,502)	$(7,502)	$(53,163)	$(53,163)	$(40,082)	$(40,082)

Loss on divestiture of operations:
As reported in Statement of Operations	$(9,061)	$(9,061)	$(5,994)	$(5,994)	$(12,698)	$(12,698)	$(83,887)	$(83,887)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(9,061)	$(9,061)	$(5,994)	$(5,994)	$(12,698)	$(12,698)	$(83,887)	$(83,887)

Loss from discontinued operations:
As reported in Statement of Operations	$(37,738)	$(37,738)	$(13,496)	$(13,496)	$(65,861)	$(65,861)	$(123,969)	$(123,969)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(37,738)	$(37,738)	$(13,496)	$(13,496)	$(65,861)	$(65,861)	$(123,969)	$(123,969)

Net loss:
As reported in Statement of Operations	$(47,684)	$(47,684)	$(66,296)	$(66,296)	$(79,837)	$(79,837)	$(168,492)	$(168,492)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(47,684)	$(47,684)	$(66,296)	$(66,296)	$(79,837)	$(79,837)	$(168,492)	$(168,492)

Shares used in the computation:
Weighted average shares outstanding - basic computation	65,135	65,135	52,344	52,344	58,634	58,634	52,249	52,249

Dilutive effect of employee stock options		—		—		—		—
Dilutive effect of performance-based restricted shares		—		—		—		—
Dilutive effect of tangible equity units		—		—		—		—

Adjusted weighted average shares outstanding - diluted computation		65,135		52,344		58,634		52,249

Loss per common share:
Loss from continuing operations	$(0.15)	$(0.15)	$(1.01)	$(1.01)	$(0.24)	$(0.24)	$(0.85)	$(0.85)
Discontinued operations:
Loss from operations	(0.44)	(0.44)	(0.15)	(0.15)	(0.91)	(0.91)	(0.77)	(0.77)
Loss on divestiture of operations	(0.14)	(0.14)	(0.11)	(0.11)	(0.21)	(0.21)	(1.61)	(1.61)

Loss from discontinued operations	(0.58)	(0.58)	(0.26)	(0.26)	(1.12)	(1.12)	(2.38)	(2.38)

Net loss	$(0.73)	$(0.73)	$(1.27)	$(1.27)	$(1.36)	$(1.36)	$(3.23)	$(3.23)

(a)	Loss per common share is based upon the weighted average number of common shares outstanding during the respective periods. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. However, because the Company reported a loss from continuing operations, there was no allocation to participating unvested restricted stockholders for all periods presented.

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Kindred Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and year ended December 31, 2014 and 2013 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below. The diluted shares exclude the effect of the Gentiva financing.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 33.1% and 28.7% for the three months ended December 31, 2014 and 2013, respectively, and 35.4% and 30.7% for the year ended December 31, 2014 and 2013, respectively. The difference in the effective income tax rate for the three months and year ended December 31, 2014 compared to the same prior year periods is attributable to the composition of charges that are non-deductible for income tax purposes.

The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and year ended December 31, 2014 and 2013 that are not representative of its ongoing operations due to the materiality. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures.

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Detail of charges:
One-time bonus costs	$—	$—	$—	($19,585)
Severance, retirement and other restructuring costs	(11,745)	(3,663)	(18,381)	(5,557)
Customer bankruptcy	—	—	(1,857)	—
Facility closing costs	(200)	(499)	(200)	(6,542)
Litigation costs	—	(7,000)	(4,600)	(30,850)
Debt refinancing charges (other operating expenses)	—	—	—	(459)
Consulting fees related to new LTAC criteria rule	(2,460)	—	(2,460)	—
Impairment charges	—	(76,082)	—	(76,082)
Transaction costs	(8,690)	(447)	(17,983)	(2,112)
Lease cancellation charges (rent expense)	—	—	(247)	—
Gentiva pre-closing financing charges (interest expense)	(17,041)	—	(17,041)	—
Debt refinancing charges (interest expense)	—	—	(56,643)	(1,461)

	(40,136)	(87,691)	(119,412)	(142,648)
Income tax benefit	13,298	25,165	42,234	43,792

Charges net of income taxes	(26,838)	(62,526)	(77,178)	(98,856)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($26,838)	($62,526)	($77,178)	($98,856)

Weighted average diluted shares outstanding	65,135	52,344	58,634	52,249

Diluted loss per common share related to charges	($0.41)	($1.19)	($1.32)	($1.89)

Reconciliation of operating income (EBITDAR) before charges:
Operating income (EBITDAR) before charges	$170,088	$156,720	$684,215	$649,160
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	—	(19,585)
Severance, retirement and other restructuring costs	(11,745)	(3,663)	(18,381)	(5,557)
Customer bankruptcy	—	—	(1,857)	—
Facility closing costs	(200)	(499)	(200)	(6,542)
Litigation costs	—	(7,000)	(4,600)	(30,850)
Debt refinancing charges (other operating expenses)	—	—	—	(459)
Consulting fees related to LTAC criteria	(2,460)	—	(2,460)	—
Impairment charges	—	(76,082)	—	(76,082)
Transaction costs	(8,690)	(447)	(17,983)	(2,112)

	(23,095)	(87,691)	(45,481)	(141,187)

Reported operating income (EBITDAR)	$146,993	$69,029	$638,734	$507,973

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$16,892	$9,726	$63,202	$54,333
Charges net of income taxes	(26,838)	(62,526)	(77,178)	(98,856)

Reported loss from continuing operations	($9,946)	($52,800)	($13,976)	($44,523)

Reconciliation of diluted earnings per common share from continuing operations before charges:
Diluted earnings per common share before charges (a)	$0.26	$0.18	$1.06	$1.00
Charges net of income taxes	(0.41)	(1.19)	(1.32)	(1.89)
Other	—	—	0.02	0.04

Reported diluted loss per common share from continuing operations	($0.15)	($1.01)	($0.24)	($0.85)

Weighted average diluted shares used to compute earnings per common share from continuing operations before charges (b)	63,163	52,461	58,210	52,315

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	27.8%	28.7%	34.2%	36.4%
Impact of charges on effective income tax rate	22.3%	0.0%	-25.6%	-15.9%

Reported effective income tax rate	50.1%	28.7%	8.6%	20.5%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.4 million and $0.3 million for the three months ended December 31, 2014 and 2013, respectively, and $1.7 million for each of the years ended December 31, 2014 and 2013 for the allocation of income to participating unvested restricted stockholders.
(b)	Excludes share dilution from the fourth quarter 2014 common equity and tangible equity units offerings, both pre-closing financing activities of the Gentiva acquisition.

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Kindred Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts and statistics)

A reconciliation of adjusted core earnings follows.

Year ended December 31, 2014
Reconciliation of adjusted core earnings:
Income from continuing operations before charges (as calculated and reconciled to GAAP measurement on previous page)	$63,202
Add back non-cash expenses:
Amortization of intangible assets	21,666
Amortization of stock-based compensation costs	14,330
Amortization of deferred financing costs	8,373

44,369
Income tax benefit related to non-cash expenses	17,459

Non-cash expenses, net of income taxes	26,910

Adjusted core earnings	$90,112

Reconciliation of diluted adjusted core earnings from continuing operations:
Diluted income per common share before charges (as calculated on previous page)	$1.06
Non-cash expenses, net of income taxes	0.45

Diluted adjusted core earnings per common share from continuing operations	$1.51

Weighted average diluted shares used to compute adjusted core earnings per common share	58,210

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Kindred Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended December 31, 2014
		Charges
		Severance	LTAC	Gentiva
	Before	and other	criteria	pre-closing	Transaction		As
	charges	restructuring	consulting	financing	costs	Total	reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$139,141	$(318)	$—	$—	$—	$(318)	$138,823

Nursing center division	38,810	(500)	—	—	—	(500)	38,310

Rehabilitation division:
Skilled nursing rehabilitation services	16,029	—	—	—	—	—	16,029
Hospital rehabilitation services	19,534	—	—	—	—	—	19,534

	35,563	—	—	—	—	—	35,563

Care management division	7,922	(934)	—	—	—	(934)	6,988

Corporate:
Overhead	(50,989)	(10,193)	(2,460)	—	—	(12,653)	(63,642)
Insurance subsidiary	(359)	—	—	—	—	—	(359)

	(51,348)	(10,193)	(2,460)	—	—	(12,653)	(64,001)

Transaction costs	—	—	—	—	(8,690)	(8,690)	(8,690)

Operating income (EBITDAR)	170,088	(11,945)	(2,460)	—	(8,690)	(23,095)	146,993
Rent	(79,167)	—	—	—	—	—	(79,167)

EBITDA	90,921	(11,945)	(2,460)	—	(8,690)	(23,095)	67,826
Depreciation and amortization	(38,558)	—	—	—	—	—	(38,558)
Interest, net	(21,857)	—	—	(17,041)	—	(17,041)	(38,898)

Income (loss) from continuing operations before income taxes	30,506	(11,945)	(2,460)	(17,041)	(8,690)	(40,136)	(9,630)
Provision (benefit) for income taxes	8,471	(4,251)	(875)	(5,975)	(2,197)	(13,298)	(4,827)

	$22,035	$(7,694)	$(1,585)	$(11,066)	$(6,493)	$(26,838)	$(4,803)

	Three months ended December 31, 2013
		Charges
		Severance
	Before	and	Facility		Impairment	Transaction		As
	charges	retirement	closing	Litigation	charges	costs	Total	reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$134,287	$—	$(499)	$(7,000)	$—	$—	$(7,499)	$126,788

Nursing center division	33,766	—	—	—	—	—	—	33,766

Rehabilitation division:
Skilled nursing rehabilitation services	14,148	(139)	—	—	—	—	(139)	14,009
Hospital rehabilitation services	19,093	(1,088)	—	—	—	—	(1,088)	18,005

	33,241	(1,227)	—	—	—	—	(1,227)	32,014

Care management division	2,206	(75)	—	—	—	—	(75)	2,131

Corporate:
Overhead	(46,196)	(2,361)	—	—	—	—	(2,361)	(48,557)
Insurance subsidiary	(539)	—	—	—	—	—	—	(539)

	(46,735)	(2,361)	—	—	—	—	(2,361)	(49,096)

Impairment charges	(45)	—	—	—	(76,082)	—	(76,082)	(76,127)
Transaction costs	—	—	—	—	—	(447)	(447)	(447)

Operating income (EBITDAR)	156,720	(3,663)	(499)	(7,000)	(76,082)	(447)	(87,691)	69,029
Rent	(78,398)	—	—	—	—	—	—	(78,398)

EBITDA	78,322	(3,663)	(499)	(7,000)	(76,082)	(447)	(87,691)	(9,369)
Depreciation and amortization	(37,318)	—	—	—	—	—	—	(37,318)
Interest, net	(23,898)	—	—	—	—	—	—	(23,898)

Income (loss) from continuing operations before income taxes	17,106	(3,663)	(499)	(7,000)	(76,082)	(447)	(87,691)	(70,585)
Provision (benefit) for income taxes	4,914	(1,147)	(156)	(9,438)	(14,163)	(261)	(25,165)	(20,251)

	$12,192	$(2,516)	$(343)	$2,438	$(61,919)	$(186)	$(62,526)	$(50,334)

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Kindred Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Year ended December 31, 2014
		Charges
		Severance			LTAC	Gentiva
	Before	and other	Customer		criteria	pre-closing	Debt	Transaction		As
	charges	restructuring	bankruptcy	Litigation	consulting	financing	refinancing	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$544,375	$(935)	$—	$(4,600)	$—	$—	$—	$—	$(5,535)	$538,840

Nursing center division	150,916	(4,188)	—	—	—	—	—	—	(4,188)	146,728

Rehabilitation division:
Skilled nursing rehabilitation services	70,988	(14)	—	—	—	—	—	—	(14)	70,974
Hospital rehabilitation services	79,738	(170)	(1,857)	—	—	—	—	—	(2,027)	77,711

	150,726	(184)	(1,857)	—	—	—	—	—	(2,041)	148,685

Care management division	27,637	(2,098)	—	—	—	—	—	—	(2,098)	25,539

Corporate:
Overhead	(187,594)	(11,176)	—	—	(2,460)	—	—	—	(13,636)	(201,230)
Insurance subsidiary	(1,845)	—	—	—	—	—	—	—	—	(1,845)

	(189,439)	(11,176)	—	—	(2,460)	—	—	—	(13,636)	(203,075)

Transaction costs	—	—	—	—	—	—	—	(17,983)	(17,983)	(17,983)

Operating income (EBITDAR)	684,215	(18,581)	(1,857)	(4,600)	(2,460)	—	—	(17,983)	(45,481)	638,734
Rent	(312,792)	(247)	—	—	—	—	—	—	(247)	(313,039)

EBITDA	371,423	(18,828)	(1,857)	(4,600)	(2,460)	—	—	(17,983)	(45,728)	325,695
Depreciation and amortization	(155,570)	—	—	—	—	—	—	—	—	(155,570)
Interest, net	(91,083)	—	—	—	—	(17,041)	(56,643)	—	(73,684)	(164,767)

Income from continuing operations before income taxes	124,770	(18,828)	(1,857)	(4,600)	(2,460)	(17,041)	(56,643)	(17,983)	(119,412)	5,358
Provision for income taxes	42,696	(7,156)	(706)	(1,748)	(935)	(6,381)	(21,528)	(3,780)	(42,234)	462

	$82,074	$(11,672)	$(1,151)	$(2,852)	$(1,525)	$(10,660)	$(35,115)	$(14,203)	$(77,178)	$4,896

	Year ended December 31, 2013
		Charges
			Severance
	Before	One-time	and	Facility		Debt	Impairment	Transaction		As
	charges	bonus	retirement	closing	Litigation	refinancing	charges	costs	Total	reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$537,619	$(7,763)	$—	$(6,026)	$(7,700)	$—	$—	$—	$(21,489)	$516,130

Nursing center division	129,287	(4,367)	—	(64)	—	—	—	—	(4,431)	124,856

Rehabilitation division:
Skilled nursing rehabilitation services	69,154	(5,052)	(139)	—	(23,150)	—	—	—	(28,341)	40,813
Hospital rehabilitation services	76,556	(1,255)	(1,376)	—	—	—	—	—	(2,631)	73,925

	145,710	(6,307)	(1,515)	—	(23,150)	—	—	—	(30,972)	114,738

Care management division	11,924	(833)	(676)	(452)	—	—	—	—	(1,961)	9,963

Corporate:
Overhead	(172,355)	(315)	(3,366)	—	—	(459)	—	—	(4,140)	(176,495)
Insurance subsidiary	(1,914)	—	—	—	—	—	—	—	—	(1,914)

	(174,269)	(315)	(3,366)	—	—	(459)	—	—	(4,140)	(178,409)

Impairment charges	(1,111)	—	—	—	—	—	(76,082)	—	(76,082)	(77,193)
Transaction costs	—	—	—	—	—	—	—	(2,112)	(2,112)	(2,112)

Operating income (EBITDAR)	649,160	(19,585)	(5,557)	(6,542)	(30,850)	(459)	(76,082)	(2,112)	(141,187)	507,973
Rent	(302,192)	—	—	—	—	—	—		—	(302,192)

EBITDA	346,968	(19,585)	(5,557)	(6,542)	(30,850)	(459)	(76,082)	(2,112)	(141,187)	205,781
Depreciation and amortization	(152,945)	—	—	—	—	—	—	—	—	(152,945)
Interest, net	(102,501)	—	—	—	—	(1,461)	—	—	(1,461)	(103,962)

Income (loss) from continuing operations before income taxes	91,522	(19,585)	(5,557)	(6,542)	(30,850)	(1,920)	(76,082)	(2,112)	(142,648)	(51,126)
Provision (benefit) for income taxes	33,299	(7,696)	(2,184)	(2,310)	(12,123)	(754)	(17,779)	(946)	(43,792)	(10,493)

	$58,223	$(11,889)	$(3,373)	$(4,232)	$(18,727)	$(1,166)	$(58,303)	$(1,166)	$(98,856)	$(40,633)

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Kindred Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that operating cash flows and free cash flows excluding certain items are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses operating cash flows and free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 26.8% and 40.1% for the three months ended December 31, 2014 and 2013, respectively, and 29.8% and 36.1% for the year ended December 31, 2014 and 2013, respectively. The difference in the effective income tax rate for the three months and year ended December 31, 2014 compared to the same prior year periods is attributable to the composition of excludable payments that are non-deductible for income tax purposes.

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013

Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$81,149	$10,195	$105,471	$199,412
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Litigation	—	—	25,850	—
One-time employee bonus	—	—	—	26,345
Ventas lease maintenance payment	2,500	—	2,500	—
Ventas lease cancellation fee	—	20,000	—	20,000
Capitalized lender fees related to debt refinancing	3,527	—	22,652	6,189
Other debt refinancing costs (expensed)	—	—	40,373	—
Severance, retirement and retention	1,217	617	7,866	5,406
Transaction costs	9,299	1,877	18,040	10,427

	16,543	22,494	117,281	68,367
Benefit of reduced income tax payments resulting from certain payments	(4,435)	(9,018)	(34,912)	(24,667)

	12,108	13,476	82,369	43,700

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	93,257	23,671	187,840	243,112
Less:
Routine capital expenditures	(23,656)	(37,956)	(91,081)	(100,908)
Development capital expenditures	(2,564)	(1,115)	(5,257)	(11,824)

	(26,220)	(39,071)	(96,338)	(112,732)

Free cash flows excluding certain items (core free cash flows)	$67,037	($15,400)	$91,502	$130,380

Kindred Healthcare Announces Fourth Quarter 2014 Results

February 26, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Gentiva Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands)

The results for Gentiva for the three months and year ended December 31, 2014 and 2013 include the non-GAAP measurement Adjusted EBITDA. Gentiva used Adjusted EBITDA to evaluate overall performance and compare current operating results with other companies in the healthcare industry. Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net income, operating income or cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measurement of financial performance under GAAP and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.

A reconciliation of Adjusted EBITDA to Net income (loss) attributable to Gentiva follows:

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013 (Restated)	2014	2013 (Restated)

Adjusted EBITDA	$52,269	$21,571	$194,045	$134,962
Cost savings initiatives and acquisition and integration activities	(1,112)	(24,955)	(11,591)	(27,539)
Impact of closed and consolidated locations	(354)	(4,565)	(3,389)	(4,565)
Goodwill, intangibles and other long-lived asset impairments	—	(401,708)	—	(612,380)
Impact of merger related expenses	(9,393)	—	(11,696)	—

EBITDA	41,410	(409,657)	167,369	(509,522)
Depreciation and amortization	(6,277)	(10,080)	(27,484)	(24,621)
Interest expense and other, net	(24,637)	(43,601)	(98,543)	(110,384)

Income (loss) before income taxes and equity in net loss of CareCentrix	10,496	(463,338)	41,342	(644,527)
Income tax (expense) benefit	(4,795)	42,780	(17,294)	39,953
Equity in net loss of CareCentrix	—	—	(490)	—

Net income (loss)	5,701	(420,558)	23,558	(604,574)
Less: Net income attributable to noncontrolling interests	(66)	(62)	(236)	(487)

Net income (loss) attributable to Gentiva	$5,635	($420,620)	$23,322	($605,061)

-END-